Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-273357

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 28, 2023, as supplemented

by Prospectus Supplement dated August 21, 2023)

Workhorse Group Inc.

$3,500,000 Principal Amount of Senior Secured Convertible Notes Due 2026

Pursuant to this prospectus supplement and the accompanying prospectus, Workhorse Group Inc. (the “Company,” “we,” “us,” or “our”) is offering $3,500,000 aggregate principal amount of our senior secured convertible notes (“Notes”), which Notes are convertible into shares of our common stock, par value $0.001 per share, under certain conditions more fully described below.

We are also offering by this prospectus supplement and the accompanying prospectus shares of our common stock issuable from time to time upon conversion or otherwise under the Notes. Our obligations under the Notes will be guaranteed by all of our subsidiaries.

The Notes have an original issue discount of 12.5% resulting in gross proceeds to us of $3,062,500, before fees and other expenses. The Notes will bear interest at a rate of 9.0% per annum, payable in arrears on the first trading day of each calendar quarter, beginning April 1, 2025, payable, at our option, either in cash or in-kind by compounding and becoming additional principal. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 18.0% per annum. Unless earlier converted or redeemed, the Notes will mature on the one year anniversary of the issuance date, subject to extension at the option of the holders in certain circumstances as provided in the Notes. All amounts due under the Notes are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holders into shares of our common stock at a conversion price equal to the lower of (a) $0.4996, which we refer to as the “reference price,” or (b) the greater of (x) $0.1190, which we refer to herein as the “floor price,” and (y) 87.5% of the volume weighted average price of our common stock during the ten trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, as elected by the converting holder. The reference price and floor price are subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event. Upon the satisfaction of certain conditions, we may prepay outstanding Notes upon 15 business days’ written notice by paying an amount equal to the then outstanding amounts due under the Notes at a 25% premium, or the then outstanding amounts due under the Notes at a 75% premium if certain redemption conditions are not satisfied. The Notes will be our senior secured obligation and will rank senior to the right to payment of the holders of our unsecured debt, except as described herein. Our obligations under the Notes will be fully and unconditionally guaranteed by all of our subsidiaries.

The Notes are being sold pursuant to a securities purchase agreement, or the Securities Purchase Agreement, among us and the investors in the Notes, dated as of March 15, 2024, pursuant to which we may issue such Notes, as well as warrants to purchase shares of our common stock (“Warrants”). The Notes are being issued pursuant to a eleventh supplemental indenture, or the Eleventh Supplemental Indenture, dated as of January 27, 2025, between us and U.S. Bank Trust Company, National Association, as trustee, or the Trustee. The Eleventh Supplemental Indenture supplements the indenture entered into by and between us and the Trustee, dated as of December 27, 2023, or the Base Indenture. We refer to the Base Indenture, together with the Eleventh Supplemental Indenture, as the Indenture. The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The investor has waived its right to receive Warrants in connection with the Notes offered hereby. We have previously issued Notes under the Securities Purchase Agreement in the aggregate original principal amount of $38,985,714 and warrants exercisable for 15,640,900 shares of common stock in the aggregate (following adjustment in connection with the Company’s 1-for-20 reverse stock split, which became effective on June 17, 2024). As of January 24, 2025, $5,650,000 aggregate principal amount remained outstanding under the Notes, and no shares had been issued pursuant to the Warrants. Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, either we or an investor may elect to consummate additional closings of up to $96,514,286 in aggregate principal amount of senior secured convertible notes at additional closings, or the Additional Notes, pursuant to the Securities Purchase Agreement. At any such additional closings, we may, at the option of an investor, issue to the applicable purchasers Warrants, or the Additional Warrants, to purchase a number of shares of our common stock equal to equal to 80% of the number of shares issuable upon conversion of the Additional Notes to be issued at such closing calculated at the Alternate Conversion Price (as defined in the Notes) then in effect, assuming conversion occurs on the trading day immediately prior to the applicable closing date. Any Additional Warrants would be issued at an exercise price equal to the lower of (i) $10.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), or (ii) 140% of the closing bid price of our common stock on the trading day immediately prior to the applicable additional closing date. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes or Additional Warrants (or shares of common stock issuable upon conversion or otherwise of such Additional Notes or upon exercise of such Additional Warrants) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.

No public market currently exists for the Notes, and we do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “WKHS.” On January 24, 2025, the last reported sale price of our common stock on Nasdaq was $0.5950 per share.

Delivery of the Notes by us is expected to be made on or about January 27, 2025, subject to customary closing conditions.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-5 of this prospectus supplement and any risk factors that are included in our filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 27, 2025.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on July 20, 2023, and was declared effective by the SEC on July 28, 2023, and supplemented on August 21, 2023. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not authorized anyone to provide you with different or additional information, and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, speak only to the date that such representations, warranties, and covenants were made, and should not be deemed to be a representation, warranty or covenant to you. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, they are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, references to “we,” “us,” the “Issuer” and “Workhorse” refer to Workhorse Group Inc. and unless otherwise differentiated, its wholly-owned subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-5 and in our periodic filings with the SEC, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

Workhorse is a technology company focused on providing ground-based electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric trucks. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment.

Corporate Information

We are a Nevada corporation. Our executive offices are located at 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241, and our telephone number is (888) 646-5205. Our website is www.workhorse.com. Information contained in, or accessible through, our website does not constitute part of, and should not be construed as being incorporated by reference into, this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

Recent Developments

As previously disclosed, our assets include prepaid purchases, which currently consist primarily of deposits made to our suppliers for direct materials associated with our W4 CC trucks. We regularly evaluate this asset and record reserves against it when we identify prepaid purchases that are significantly aged or balances that have a carrying value in excess of their potential net realizable value. As of September 30, 2024, the balance of our prepaid purchases asset was $6,824,168, the balance of our prepaid purchases reserve was $(1,943,969), and, accordingly, our net prepaid purchases was $4,880,199.

In connection with the preparation of our financial statements for the year ended December 31, 2024, we evaluated our prepaid purchases asset and concluded that it will likely be necessary to record an additional reserve as of December 31, 2024, specifically against prepaid purchases associated with our W4 CC trucks. Although our analysis is ongoing, we currently expect that the additional reserve, if required, will be between $1.5 million and $1.8 million. We do not expect that our prepaid purchases balance as of December 31, 2024, will otherwise be materially different from the amount we recorded as of September 30, 2024.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus.

Issuer:	Workhorse Group Inc., a Nevada corporation

Securities Offered	$3,500,000 aggregate principal amount of our senior secured convertible notes (“Notes”). This prospectus supplement also relates to the offering of shares of our common stock issuable from time to time upon conversion of the Notes.

Purchase Price	The purchase price for the Notes is equal to the aggregate principal amount, less a 12.5% original issue discount, resulting in an issue price equal to 87.5% of the aggregate principal amount of the Notes.

Description of the Notes

Maturity	Unless earlier converted or redeemed, the Notes will mature on the one year anniversary of the issuance date, subject to extension at the option of the holders in certain circumstances as provided in the Notes.

Interest	The Notes will bear interest at a rate of 9.0% per annum, payable in arrears on the first trading day of each calendar quarter, beginning April 1, 2025, payable either in cash or in-kind by compounding and becoming additional principal, at our option. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 18.0% per annum.

Ranking	The Notes will be our senior secured obligation and will rank senior to the right to payment of the holders of our unsecured debt, except as described herein.

Security and Guaranty	The Notes will be secured by first priority liens on substantially all of our tangible and intangible assets, subject to certain limitations. Our obligations under the Notes will be guaranteed by our subsidiaries.

Conversion at Option of Holder

Each holder of Notes may convert all, or any part, of the amounts due under the Notes, at any time at such holder’s option, into shares of our common stock at the “Conversion Price,” which, at the election of the converting holder, is equal to the lower of:

●       $0.4996, which we refer to as the “reference price;” or

●       the greater of:

■     $0.1190, which we refer to herein as the “floor price,” and

■    87.5% of the volume weighted average price of our common stock during the ten trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice.

The reference price and floor price are subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event.

The reference price is also subject to full-ratchet adjustment in connection with a subsequent offering at a per share price less than the reference price then in effect.

Voluntary Adjustment Right	Subject to the rules and regulations of Nasdaq, we have the right, at any time, with the written consent of the investor, to lower the reference price to any amount and for any period of time deemed appropriate by our board of directors.

Limitations of Conversion:

Beneficial Ownership Limitation

Conversions and issuance of our common stock pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 9.99% of the outstanding shares of our common stock.

Holder Optional Redemption Rights:

Event of Default Redemption	Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at the greater of (i) the face value of our common stock underlying the Notes at a 75% premium and (ii) the equity value of our common stock underlying the Notes.

Bankruptcy Event of Default Mandatory Redemption	Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at a 75% premium unless the holder waives such right to receive such payment.

Change of Control Redemption	In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a price equal to the greatest of:

●	the face value of the Notes to be redeemed at a 25% premium (or at a 75% premium, if certain redemption conditions are not satisfied or during the occurrence and continuance of an event of default);

●	the equity value of our common stock underlying such Notes; and

●	the equity value of the change of control consideration payable to the holder of our common stock underlying such Notes.

Subsequent Placement Redemption Right	The holders of the Notes may require us to redeem the Notes, in whole or in part, upon the occurrence of certain offerings of equity or equity-linked securities with 20% of the gross proceeds of such an offering.

Asset Sale Redemption Right	Upon the occurrence of certain asset sales, each holder of Notes may require us to redeem such holder’s Notes, all or any portion of the pro rata portion of the gross proceeds from such asset sale payable to such holder.

Company Redemption Right	At any time, we have the right to redeem in cash all, but not less than all, the amount then outstanding under the Notes at the greater of (i) the face value of the Notes at premium of 25% (or 75% during the occurrence and continuance of an event of default) and (ii) the equity value of the shares of common stock underlying the Notes.

Other Matters

Use of Proceeds	We expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Risk Factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in the Note or our common stock.

Certain U.S. Federal Income Tax Considerations:	You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Notes or any shares of common stock into which the Notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Additional Closings:	We have previously issued Notes under the Securities Purchase Agreement in the aggregate original principal amount of $38,985,714 and warrants exercisable for 15,640,900 shares of common stock in the aggregate (following adjustment in connection with the Company’s 1-for-20 reverse stock split, which became effective on June 17, 2024). As of January 24, 2025, $5,650,000 aggregate principal amount remained outstanding under the Notes, and no shares had been issued pursuant to the Warrants. Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, either we or an investor may elect to consummate additional closings of up to $96,514,286 in aggregate principal amount Additional Notes pursuant to the Securities Purchase Agreement. At any such additional closings, we may, at the option of an investor, issue to the applicable investors Additional Warrants to purchase a number of shares of our common stock equal to equal to 80% of the number of shares issuable upon conversion of the Additional Notes to be issued at such closing calculated at the Alternate Conversion Price (as defined in the Note) then in effect, assuming conversion occurs on the trading day immediately prior to the applicable closing date. Any Additional Warrants would be issued at an exercise price equal to the lower of (i) $10.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), or (ii) 140% of the closing bid price of our common stock on the trading day immediately prior to the applicable additional closing date. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes or Additional Warrants (or shares of common stock issuable upon conversion or otherwise of such Additional Notes or upon exercise of such Additional Warrants) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement

NASDAQ Capital Market Symbol:	No public market currently exists for the Notes, and we do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “WKHS.”

RISK FACTORS

Investing in the securities involves a high degree of risk. Before making an investment decision, you should read and consider carefully the following risk factors as well as all other information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes. Please see the “Risk Factors” sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our Securities or our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below or in the information incorporated by reference herein were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected, and the market price of our securities could decline. As a result, you could lose some or all of any investment you may make in our securities.

Risks Related to this Offering

We have broad discretion in the use of the available net proceeds of the offering contemplated by this prospectus supplement and, despite our efforts, we may use such proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the offering of our securities contemplated by this prospectus supplement will be used as described in the “Use of Proceeds” section of this prospectus supplement. However, we have not determined the specific use of the net proceeds from the offering contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of those funds, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of such proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the Notes.

Our ability to make payments of principal or to pay interest on or to refinance the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the Notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Notes will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Notes.

There is no existing trading market for the Notes.

There is no existing trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes. Unless an active trading market develops, you may not be able to sell the Notes at a particular time or at a favorable price.

The holders of the Notes will not be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock.

Subject to limited contractual rights, the holders of the Notes will not be entitled to any rights with respect to our common stock until the Notes are converted, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our articles of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our common stock as a result of conversion of such holder’s Note, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We are currently out of compliance with the Nasdaq’s continuing listing requirements, and if we fail to satisfy all such applicable Nasdaq continued listing requirements, our common stock may be delisted from Nasdaq, which could adversely affect the liquidity and market price of our common stock.

Our common stock is currently listed on The Nasdaq Capital Market, which has qualitative and quantitative continued listing requirements, including corporate governance requirements, public float requirements and a $1.00 minimum closing bid price requirement. Our common stock price has been and may in the future be below the minimum bid price for continued listing on Nasdaq. On October 2, 2024, we received notice from Nasdaq indicating that the closing bid price for our common stock had fallen below the minimum bid price for continued listing for 30 consecutive trading days and was no longer in compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price of our common stock must be equal to or above $1.00 for a period of 10 consecutive trading days prior to March 31, 2025. The closing price of our common stock was equal to or above $1.00 for 15 consecutive trading days during the 15-trading day period ended December 13, 2024. However, Nasdaq has discretion to extend the 10-trading day period, and, as of January 24, 2025, we have not yet received notice from Nasdaq indicating that we had regained compliance with the minimum closing bid price requirement. In the event the Company fails to regain compliance by March 31, 2025, the Company may be eligible for an additional grace period of 180 days, so long as it meets the applicable market value of publicly held shares requirement and other applicable listing standards for the Nasdaq Capital Market, other than the minimum bid price requirement, on the trading date prior to the deadline, and informs Nasdaq of its intent to cure this deficiency. If we fail to meet these requirements or fail to satisfy any other continued listing requirements, Nasdaq may take steps to delist our common stock.

In addition, Nasdaq has recently adopted new rules and proposed new rules that could hinder our ability to cure our deficiency and maintain the continued listing of our common stock. These new rules and rule proposals would provide for the immediate delisting with no grace period of any listed company that falls out of compliance with the minimum bid price requirement twice in a twelve-month period, provide for the immediate delisting if a listed company effects a reverse stock split that causes it to fall out of compliance with certain other listing requirements, and limits the ratio of reverse stock splits to a cumulative ratio of 1-to-250 in any two-year period. Delisting would likely have an adverse effect on the liquidity of our common stock, decrease the market price of our common stock, result in the potential loss of confidence by investors, suppliers, customers, and employees, and fewer business development opportunities, and adversely affect our ability to obtain financing for our continuing operations, including our ability to issue and sell additional notes to the Investor party to the 2024 Securities Purchase Agreement.

The sale or availability for sale of shares issuable upon conversion of the Notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that one or more investors in the Notes sell shares of our common stock issued upon conversion of the Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

If you purchase Notes in this offering, you may experience future dilution as a result of future equity offerings, convertible debt offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units, or the issuance of shares of our common stock upon conversion of Notes, would result in further dilution of your investment. The issuance of such additional shares of our common stock (including pursuant to the exercise of outstanding stock options or warrants or the conversion of Notes), or securities convertible into or exchangeable or exercisable for shares of our common stock, may result in downward pressure on the price of our common stock.

Provisions in the Notes may deter or prevent a business combination that may be favorable to you.

Under the terms of the Notes, we are prohibited from engaging in certain mergers or acquisitions unless, among other things, the surviving entity in certain circumstances assumes our obligations under the Notes. In addition, the terms of the Notes require us to offer to purchase the Notes for cash in the event of a change of control. A non-stock takeover of our company may trigger the requirement that we purchase the Notes. These and other provisions could prevent or deter a third party from acquiring us, even where the acquisition could be beneficial to you.

If you are a U.S. holder, you may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the Notes is subject to adjustment in certain circumstances. Adjustments to the conversion rate of the Notes that have the effect of increasing your proportionate interest in our assets or “earnings and profits” may in some circumstances result in a constructive distribution subject to U.S. federal income tax without the receipt of any cash. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the Notes. See “Certain Material U.S. Federal Income Tax Considerations.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus supplement, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, contain forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this prospectus supplement, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of our liquidity and capital resources, the likelihood of us obtaining additional financing in the immediate future and the expected terms of such financing, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this prospectus supplement. Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our new product portfolio, including the W4 CC, W750, W56 and other programs; our ability to attract and retain customers for our existing and new products; the possible implementation of changes to the existing tariff regime by the incoming Presidential Administration; risks associated with obtaining orders and executing upon such orders; the unavailability, reduction, elimination or adverse application of government subsidies and incentives or any failure by the federal government, states or other governmental entities to adopt or enforce regulations such as the California Air Resource Board’s Advanced Clean Fleet regulation; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting our Company, our customers, our suppliers or the industry; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; our general inability to raise additional capital to fund our operations and business plan; our ability to obtain financing to meet our immediate liquidity needs and the potential costs, dilution and restrictions imposed by any such financing; our ability to regain compliance with the current and proposed listing requirements of the Nasdaq Capital Market and otherwise maintain the listing of our securities thereon and the impact of the steps we take to regain such compliance, on our operations, stock price and future access to liquidity; our ability to protect our intellectual property; market acceptance of our products; our ability to obtain sufficient liquidity from operations and financing activities to continue as a going concern and, our ability to control our expenses; the effectiveness of our cost control measures and impact such measures could have on our operations, including the effects of furloughing employees; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflicts in Ukraine and Israel) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings, including with Coulomb Solutions Inc.; our ability to consummate and realize the benefits of a potential sale and leaseback transaction of our Union City Facility; and other risks and uncertainties and other factors discussed from time to time in our filings with the SEC. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. You should read this prospectus supplement, the base prospectus, and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $2.9 million, after deducting estimated offering expenses payable by us. We expect to use the net proceeds from this offering for working capital and other general corporate purposes.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all future earnings to fund the operations of our business and do not anticipate paying dividends on the common stock in the foreseeable future.

DESCRIPTION OF THE NOTES

We are offering $3,500,000 aggregate principal amount of our senior secured convertible notes (“Notes”), which Notes are convertible into shares of our common stock, par value $0.001 per share, under certain conditions more fully described below. The Notes are being sold pursuant to this prospectus supplement, the Indenture (as defined below), and the terms of the securities purchase agreement dated as of March 15, 2024 (the “Securities Purchase Agreement”) between us and in the purchaser(s) of the Notes. This prospectus supplement also covers the shares of our common stock issuable from time to time upon conversion or otherwise under the Notes.

The following is a description of the material terms of the Notes and the Indenture, and supplements the information under the heading “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Indenture, including the definitions of certain terms used therein. We urge you to read these documents and the Securities Purchase Agreement because they, and not this description, define your rights as a holder of the Notes. You may request copies of the Indenture, the form of Note and the Securities Purchase Agreement as set forth under the caption “Where You Can Find More Information.”

General

The Notes are being issued pursuant to the Eleventh Supplemental Indenture, dated as of January 27, 2025, between us and U.S. Bank Trust Company, National Association, as trustee, or the Trustee. The Eleventh Supplemental Indenture supplements the indenture entered into between us and the Trustee, dated as of December 27, 2023, or the Base Indenture. We refer to the Base Indenture, as supplemented by the Eleventh Supplemental Indenture, as the Indenture. The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

We will issue the Notes as senior secured obligations of the Company under the Indenture. The Notes are being issued with an original issue discount of 12.5%. The Notes will be issued in certificated form and not as global securities.

Closing; Prior Closings; Additional Closings

At the closing of this offering, we will issue $3,500,000 in aggregate principal amount of senior secured convertible notes, or the Notes, to certain institutional investors.

We have previously issued Notes under the Securities Purchase Agreement in the aggregate original principal amount of $38,985,714 and warrants exercisable 15,640,900 shares of common stock in the aggregate (following adjustment in connection with the Company’s 1-for-20 reverse stock split, which became effective on June 17, 2024). As of January 24, 2025, $5,650,000 aggregate principal amount remained outstanding under the Notes, and no shares had been issued pursuant to the Warrants. Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, either we or an investor may elect to consummate additional closings of up to $96,514,286 in aggregate principal amount of senior secured convertible notes at additional closings, or the Additional Notes, pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or shares of common stock issuable upon conversion or otherwise of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement. Except as otherwise set forth in the Additional Notes, the Additional Notes will be identical in all material respect to the Notes, except that they will be issued pursuant to an additional prospectus supplement and a separate supplemental indenture and will have a maturity date of the first anniversary of the date of such issuance thereof, subject to extension at the option of the holders in certain circumstances more fully described below.

Maturity Date

Unless earlier converted, or redeemed, the Notes will mature on the one year anniversary of the issuance date, which we refer to herein as the “Maturity Date”, subject to the right of the investors to extend the date:

(i)	if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes); and/or

(ii)	for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Interest

The Notes bear interest at the rate of 9.0% per annum and (a) shall commence accruing on the date of issuance, (b) shall be computed on the basis of a 360-day year and twelve 30-day months and (c) shall be payable either in cash or in-kind by compounding and becoming additional principal, at our option, in arrears on the first calendar day of each quarter. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.

The interest rate of the Notes will automatically increase to 18.0% per annum, or the Default Rate, upon the occurrence and continuance of an event of default (See “— Events of Default” below).

Ranking; Security

The Notes will be senior secured obligations of the Company and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries. Our obligations under the Notes will be fully and unconditionally guaranteed by all of our subsidiaries.

Late Charges

We are required to pay a late charge of 18% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

Conversion

Conversions at Option of Holder

Each holder of Notes may convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest and any late charges thereon, at any time at such holder’s option, into shares of our common stock at the “Conversion Price,” which, at the election of the converting holder, is equal to the lower of:

●	the reference price; or

●	the greater of:

●	the floor price; and

●	87.5% of the volume weighted average price of our common stock during the ten trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice.

The reference price is subject to (i) proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions, and (ii) full-ratchet adjustment in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect, subject to certain customary exceptions.

Voluntary Adjustment Right

Subject to the rules and regulations of Nasdaq, we have the right, at any time, with the written consent of the investor, to lower the reference price to any amount and for any period of time deemed appropriate by our board of directors.

Conversion Limitations

Beneficial Ownership Limitation

Conversions and issuance of our common stock pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 9.99% of the outstanding shares of our common stock.

Events of Default

Under the terms of the Indenture, the events of default contained in the Indenture shall not apply to the Notes. Rather, the Notes contain standard and customary events of default including, among others, the following:

●	the suspension from trading or the failure of our common stock to be trading or listed on an eligible stock exchange for a period of five consecutive trading days;

●	our failure to deliver shares of common stock upon conversion of the Notes or exercise of the Warrants within prescribed timeframes;

●	our failure to maintain required reserves of shares of our common stock to be issued upon conversion of the Notes;

●	our failure to pay to any amount due under the Notes when and as due (subject to any applicable cure periods);

●	the occurrence of any unscheduled redemption or acceleration of maturity of at least an aggregate of $250,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its subsidiaries, other than with respect to any other Notes issued pursuant to the Securities Purchase Agreement;

●	if any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or any subsidiary and, if instituted against us or any subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

●	the commencement by us or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or similar occurrences;

●	a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and/or any of its subsidiaries and which judgments are not, within 30 days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay, subject to specified exceptions;

●	the Company and/or any subsidiary either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would result in a default under any agreement binding the Company or any subsidiary that would or is likely to have a material adverse effect on the Company’s business, assets, operations, liabilities, properties, condition or prospects;

●	breaches by the Company of any representation or warranty in any material respect, or any covenant or other term or condition of any transaction document associated with this offering;

●	the delivery of a materially false or inaccurate certification by the Company that certain equity conditions are satisfied, there has been no failure to satisfy the equity conditions, or as to whether any event of default has occurred;

●	any breach or failure in any respect by the Company or any subsidiary to comply with certain covenants specified in the Notes or the applicable Supplemental Indenture;

●	the occurrence of any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

●	if any provision of the transaction documents associated with this offering shall cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto;

●	if the security agreements associated with this offering fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien in favor of the Collateral Agent (as defined in the Securities Purchase Agreement);

●	The occurrence of any material damage to, or loss, theft or destruction of, any collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any subsidiary, if any such event or circumstance could have a material adverse effect; or

●	any Event of Default (as defined in the any other Notes issued pursuant to the Securities Purchase Agreement).

Holder Redemption Rights

Event of Default Redemption

Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at the greater of (i) the face value of our common stock underlying the Notes at a 75% premium and (ii) the equity value of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period immediately preceding such event of default and ending the we make the entire payment required.

Bankruptcy Event of Default Mandatory Redemption

If any bankruptcy event of default occurs, we shall immediately redeem in cash all, or any portion of the Notes at a 75% redemption premium, unless the holder waives such right to receive payment.

Change of Control Redemption

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a price equal to the greatest of:

●	the face value of the Notes to be redeemed at a 25% premium (or at a 75% premium, if certain redemption conditions are not satisfied or during the occurrence and continuance of an event of default);

●	the equity value of our common stock underlying such Notes; and

●	the equity value of the change of control consideration payable to the holder of our common stock underlying such Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest volume weighted average price of our common stock during the period immediately preceding the consummation or the public announcement of the change of control and ending on the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our common stock underlying the Notes is calculated using the aggregate cash consideration per share of our common stock to be paid to the holders of our common stock upon the change of control.

Subsequent Placement Redemption Right

The holders of the Notes may require us to redeem the Notes, in whole or in part, upon the occurrence of certain offerings of equity or equity-linked securities. In such an event, we would be required to redeem Notes using 20% of the gross proceeds of such an offering.

Asset Sale Redemption Right

Upon the occurrence of certain asset sales, each holder of Notes may require us to redeem such holder’s Notes, all or any portion of the pro rata portion of the gross proceeds from such asset sale payable to such holder.

Redemption Upon Insufficient Authorized Shares

In the event we are not able to issue all shares of common stock subject to a conversion notice due to an Authorized Share Failure (as defined in the Notes), the Company shall pay cash in exchange for the redemption of the conversion amount that cannot be converted, based on the greatest volume weighted average price of our common stock during the period commencing on the delivery or deemed delivery of the applicable conversion notice and ending on the date we make the required payment, plus any brokerage commissions and other out of pocket expenses, if any, the holder incurred in connection with such Authorized Share Failure.

Company Redemption Right

At any time, we have the right to redeem in cash all, but not less than all, the amount then outstanding under the Notes at the greater of (i) the face value of the Notes at premium of 25% (or 75% during the occurrence and continuance of an event of default) and (ii) the equity value of the shares of common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the two greatest volume weighted average prices of our common stock during the period immediately preceding the date of such redemption and ending on the date we make the required payment.

Participation Rights

The holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of our shares of common stock on an “as if converted” basis.

Pursuant to the terms of the Securities Purchase Agreement, investors in this offering may participate in any financing completed by us prior to the third anniversary of the issuance of the Notes (or, if later, the date no Notes remain outstanding), in an amount up to thirty five percent (35%) of the amount raised in said financings, subject to standard carve outs and excluding certain transactions, including certain at-the-market offerings.

Purchase Rights

If we issue options, convertible securities, warrants, shares, or similar securities to holders of our shares of common stock, each Note holder has the right to acquire the same as if the holder had converted its Note.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes, other than Going-Private Change of Control (as defined in the Notes).

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

●	we and our subsidiaries will not, directly or indirectly, incur any indebtedness except for permitted indebtedness;

●	we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (other than the Notes) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default under the Notes has occurred and is continuing;

●	we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

●	we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

●	we and our subsidiaries will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

●	we and our subsidiaries will take all action necessary or advisable to maintain all of our intellectual property rights that are necessary or material to the conduct of its business in full force and effect;

●	we and our subsidiaries will maintain insurance with in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

●	we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

●	we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes or the Warrants;

●	we will maintain, as of the end of each fiscal quarter (and/or fiscal year, as applicable) a balance of available cash (excluding cash held in restricted accounts or otherwise unavailable for unrestricted use by the Company or its subsidiaries) in an aggregate amount equal to $1.5 million prior to the consummation of a sale-leaseback of the Company’s Union City, Indiana facility, and $4.0 million thereafter; provided, however, that if the proceeds of the sale-leaseback have been used to redeem Notes, then the minimum available cash amount shall be $1.5 million on any date of determination on which the outstanding principal amount of the Notes does not exceed $1.0 million; and

●	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us, subject to certain exceptions.

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of Delaware without regard to its conflicts of law principles.

Additional Provisions of Eleventh Supplemental Indenture

No Global Securities

Under the Eleventh Supplemental Indenture, none of the Notes shall be represented by global securities.

Amendments to Eleventh Supplemental Indenture and Notes

The Eleventh Supplemental Indenture may be amended by the written consent of the Company, the Trustee and the holders of a majority of the underlying securities issued or issuable pursuant to the Notes (“Required Holders”), provided that no amendment shall adversely impact the rights, duties, immunities or liabilities of the Trustee. Additionally, no provision of the Eleventh Supplemental Indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Subject to certain exceptions, each Note may not be changed or amended without the prior written consent of the Company, the Trustee, and the Required Holder; provided that no such change or waiver shall without the holder of that particular Note (i) disproportionally and adversely affect any rights under the Notes of any holder of Notes or (ii) modify any of the provisions of, or impair the right of any holder of Notes to amend the terms of such Note.

Excluded Provisions of the Base Indenture

We have elected, through the Supplemental Indenture, that none of the following provisions of the Base Indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the Supplemental Indenture shall govern:

●	Definition of “Business Day” in Section 1.01;

●	Definition of “Event of Default” in Sections 1.01 or 6.01;

●	Definition of “Person” in Section 1.01;

●	Definition of “Subsidiary” in Section 1.01;

●	Section 2.03 (Denominations; Provisions for Payment);

●	Section 2.05 (Registration of Transfer and Exchange);

●	Section 2.06 (Temporary Securities);

●	Section 2.07 (Mutilated, Destroyed, Lost or Stolen Securities);

●	Section 2.10 (Authenticating Agent);

●	Section 2.11 (Global Securities);

●	Article 3 (Redemption);

●	Section 4.03 (Paying Agents);

●	Article 6 (Remedies of the Trustee and Securityholders on Event of Default);

●	Section 9.01 (Without Consent of Holders);

●	Article 10 (Successor Entity);

●	Article 11 (Satisfaction and Discharge);

●	Article 12 (Immunity of Incorporators, Stockholders, Officers and Directors); and

●	Section 13.05 (Governing Law; Jury Trial Waiver).

Information Concerning the Trustee

We have appointed U.S. Bank Trust Company, National Association, as the trustee under the Indenture. The sole duty of the trustee is to function as the registrar for the Notes. We will function as payment agent under the Notes. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the Indenture or its affiliates in the ordinary course of business. The Indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

DESCRIPTION OF COMMON STOCK

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 5 of the accompanying prospectus.

PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and the investors. We entered into the Securities Purchase Agreement directly with institutional investors who have agreed to purchase the Notes and shares issuable upon conversion of the Notes. We will only sell such securities to investors who have entered into the Securities Purchase Agreement. The form of securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

We currently anticipate that the closing of the sale of the Notes is expected to take place on or about January 27, 2025, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately $2.9 million, after deducting estimated offering expenses payable by us. Our obligation to issue the shares of our common stock issuable upon conversion of the Notes to the noteholders is subject to the terms and conditions set forth in the Notes and the Securities Purchase Agreement, including restrictions on our ability to issue any other securities at any time any Notes remain outstanding.

We do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WKHS.”

Our transfer agent is Empire Stock Transfer Inc.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE NOTES

This section is a discussion of the material U.S. federal income tax considerations to a U.S. holder relating to (i) the purchase, ownership, disposition and conversion of the Note, and (ii) the ownership and disposition of the common stock into which the Note may be converted. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot give any assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning, disposing of or converting the Note, or owning or disposing of the common stock into which the Note may be converted. The summary generally applies only to U.S. holders of the Securities who acquire the Securities offered in this offering on original issuance, and that hold the Securities (or common stock into which the Note may be converted) as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, this discussion is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding the Securities or common stock as part of a hedging, conversion or integrated transaction or a straddle, persons that own, or are deemed to own, more than 5% of our common stock, persons deemed to sell the Securities or common stock under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Securities or common stock to their financial statements). Finally, the summary does not address the potential application of the Medicare contribution tax on net investment income, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.

AN INVESTOR CONSIDERING THE PURCHASE OF THE SECURITIES SHOULD CONSULT THE INVESTOR’S OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ANY PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of the Securities or the common stock into which the Note may be converted that, for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Securities or common stock acquired upon conversion of the Note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of the Securities or common stock acquired upon conversion of the Note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning, disposing of, or converting the Note, and owning and disposing of the common stock into which the Note may be converted.

Taxation of Interest and Original Issue Discount

For U.S. federal income tax purposes, the Note will have original issue discount (“OID”) if the excess of the stated redemption price at maturity over its issue price is greater than or equal to a de minimis amount (generally 1⁄4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The issue price of the Note will be equal to the price at which the Note is sold. The stated redemption price at maturity of the Note is the sum of all payments other than payments of “qualified stated interest”. “Qualified stated interest” includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates as described below. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.

The amount of OID includible in taxable income of a U.S. holder is the sum of the daily portions of OID with respect to the Note for each day during the taxable year on which the Note is held. Generally, the daily portion of OID is determined by allocating to each day in any “accrual period” a ratable portion of the OID allocable to such accrual period. A U.S. Holder may select the “accrual periods” for the Note, which may be of any length, and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of OID allocable to each accrual period is equal to the excess (if any) of (a) the product of the Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on a constant yield basis, compounded at the close of each accrual period and adjusted for the length of such accrual period), over (b) the amount of qualified stated interest, if any, payable on the Note and allocable to such accrual period. The “adjusted issue price” of the Note at the beginning of any accrual period generally is the issue price of the Note increased by the accrued OID allocable for all prior accrual periods and reduced by any prior payment on the Note other than a payment of qualified stated interest. Under these rules, a U.S. holder generally will have to include in taxable income increasingly greater amounts of OID in successive accrual periods.

The Note will be treated as issued with OID for U.S. federal income tax purposes because the amount payable at maturity exceeds the issue price (87.5% of the principal amount) by more than a de minimis amount. The amount of OID on the Note will be equal to such difference between the amount payable at maturity and the issue price of the Note. None of the payments on the Note constitutes qualified stated interest. A U.S. holder, whether on the cash or accrual method for U.S. federal income tax purposes, must include any OID in gross income (as ordinary income) as the OID accrues (on a constant yield to maturity basis), regardless of whether cash attributable to that income is received at such time.

Additional Interest

We may be required to make payments of additional interest to a U.S. holder of the Note (for example, if an Event of Default occurs). We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we intend to take the position that this possible payment of additional interest will not subject the Note to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to the Note). Our determination in this regard, while not binding on the IRS, is binding on a U.S. holder unless disclosure of a contrary position is made in the manner required by applicable Treasury regulations. The remainder of this discussion assumes that the Note is not treated as a contingent payment debt instrument. If, contrary to our expectations, we pay additional interest, although not free from doubt, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time the additional interest accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. In the event we pay additional interest on the Note, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Sale, Exchange, Redemption or Other Taxable Disposition of the Note

A U.S. holder generally will recognize capital gain or loss if the holder disposes of the Note in a sale, exchange, redemption or other taxable disposition (other than conversion of the Note into shares of our common stock or into a combination of cash and shares of our common stock, the U.S. federal income tax consequences of which are described under “—Conversion of the Note” below). The U.S. holder’s gain or loss will equal the difference between the amount realized by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the Note. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the Note. The U.S. holder’s tax basis in the Note generally will equal the amount the holder paid for the Note. The portion of any amount realized that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be taxed as ordinary interest income as described above to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the Note generally will be long-term capital gain or loss if the holder has held the Note for more than one year, or short-term capital gain or loss if the holder held the Note for one year or less, at the time of the transaction. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Conversion of the Notes

A U.S. holder generally will not recognize any income, gain or loss on the conversion of the Note into shares of our common stock, subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of the Note may be treated as a taxable dividend. The U.S. holder’s aggregate tax basis in the common stock will equal the U.S. holder’s tax basis in the Note. The U.S. holder’s holding period in the common stock will include the holding period in the Note.

Any amounts received attributable to accrued and unpaid interest on the Note not yet included in income by a U.S. holder will be taxed as ordinary income. A U.S. holder that converts the Note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest should consult the holder’s own tax advisor concerning the appropriate treatment of such payment.

If we undergo certain corporate transactions, the conversion obligation may be adjusted so that a holder would be entitled to convert the Note into the type of consideration that would have been received upon such corporate transaction had the Note been converted into our common stock immediately prior to such corporate transaction. Depending on the facts and circumstances at the time of such corporate transaction, such adjustment may result in a deemed exchange of the outstanding Note, which may be a taxable event for U.S. federal income tax purposes. Regardless of whether such an adjustment results in a deemed exchange, a conversion of the Note into such consideration might be a taxable event.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a corporate transaction.

Distributions

If, after a U.S. holder acquires any of our common stock upon a conversion of the Note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution generally will be treated as a dividend to the extent of such current or accumulated earnings and profits; and will be includible in a U.S. holder’s income at the time such holder is treated as receiving such distribution for U.S. federal income tax purposes. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock (as described above under “—Sale, Exchange or Other Taxable Disposition of Common Stock”). If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period and other requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders are taxed at the reduced rates applicable to long-term capital gains, provided that certain holding period requirements are met.

Constructive Distributions

The terms of the Note allow for changes in the conversion rate of the Note under certain circumstances. A change in conversion rate that allows a U.S. holder to receive more shares of common stock on conversion may increase such holder’s proportionate interests in our earnings and profits or assets. In that case, a U.S. holder may be treated as having received a taxable distribution. A taxable constructive distribution would result, for example, if the conversion rate is adjusted to compensate a U.S. holder for distributions of cash or property to our stockholders. If an event occurs that dilutes the interests of stockholders or increases the interests of a U.S. holders of the Note and the conversion rate of the Note is not adjusted (or not adequately adjusted), this event also could result in a taxable constructive distribution to the U.S. holder. Conversely, if an event occurs that dilutes the interests of a U.S. holder of the Note and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders could be treated as a taxable constructive distribution to the stockholders.

Not all changes in the conversion rate that result in a U.S. holder of the Note receiving more common stock on conversion, however, increase such holder’s proportionate interests in our earnings and profits or assets. For instance, a change in conversion rate could simply prevent the dilution of the holder’s interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as taxable constructive stock distributions. Any taxable constructive distribution resulting from a change to, or failure to change, the conversion rate would be treated for U.S. federal income tax purposes in the same manner as an actual distribution on our common stock paid in cash or other property, as described above under “—Distributions.” Generally, a U.S. holder’s adjusted tax basis in the Note will be increased to the extent of any such taxable constructive distribution that is treated as a dividend. U.S. holders should consult their own tax advisors regarding whether any taxable constructive dividends would be eligible for the dividends received deduction (for corporate holders) or the reduced rates described above under “—Distributions” (for non-corporate holders), as the requisite applicable holding periods might not be considered to be satisfied.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and any holder of the Note not exempt from reporting. Proposed regulations address the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the Note and the date of the actual distribution of cash or property that results in the deemed distribution, and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and any holder of the Note (including a holder of the Note that would otherwise be exempt from information reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but a holder of the Note and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.

Possible Effect of a Consolidation or Merger

In certain situations, we may consolidate or merge into another entity. Depending on the circumstances, a change in the obligor of the Note as a result of the consolidation or merger could result in a deemed exchange of the outstanding Note, which may be a taxable event for U.S. federal income tax purposes. U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such a consolidation or merger.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the U.S. holder and the U.S. holder’s tax basis in the common stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the common stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of common stock will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year, or short-term capital gain or loss if the U.S. holder’s holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally apply to OID accrued on the Note, dividends paid on the common stock (and constructive dividends paid on the Note) and proceeds from a sale or other taxable disposition of the Securities, unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide the U.S. holder’s correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally are allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished timely to the IRS. U.S. holders should consult their tax advisors regarding their information reporting and backup withholding obligations in their particular circumstances.

THE DISCUSSION IN THIS SECTION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION, AND CONVERSION OF THE NOTE, AND THE OWNERSHIP AND DISPOSITION OF THE COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY INFORMATION REPORTING REQUIREMENTS AND THE IMPACT OF ANY POTENTIAL CHANGE IN LAW.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement has been passed upon for us by Taft Stettinius & Hollister LLP, Cincinnati, Ohio. Parsons Behle & Latimer, with respect to Nevada law, has passed upon certain legal matters in connection with certain of the offered securities.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC automatically updates and supersedes the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 12, 2024;

●	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2024, as filed with the SEC on May 20, 2024, and for the three months ended June 30, 2024, as filed with the SEC on August 19, 2024, and for the three months ended September 30, 2024, as filed with the SEC on November 19, 2024;

●	our Current Reports on Form 8-K filed with the SEC on February 1, 2024, March 1, 2024, March 15, 2024, March 22, 2024, May 10, 2024, May 14, 2024, May 29, 2024, June 12, 2024, June 13, 2024, June 17, 2024, July 3, 2024, July 18, 2024, August 23, 2024, September 9, 2024, September 30, 2024, October 1, 2024, October 3, 2024, October 16, 2024, November 27, 2024, December 9, 2024, December 16, 2024, and December 23, 2024; and

●	the description of our common stock contained in our registration statement on Form 8-A filed on January 5, 2016, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock; and

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in any case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

If requested, we will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following:

Workhorse Group Inc.
3600 Park 42 Drive, Suite 160E
Sharonville, Ohio 45241
Attn: General Counsel
Telephone: 513-360-4704

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC’s website at www.sec.gov. These SEC filings are also available, free of charge, on our website at ir.workhorse.com under the “SEC Filings” tab. Except to the extent of any SEC filings available on our website that are incorporated by reference in this prospectus supplement as described under “Incorporation of Certain Information by Reference,” information on our website is not intended to be, and does not constitute, a part of this prospectus supplement and should not be considered a part of this prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act relating to the securities offered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities (and guarantees thereof)

Units

We may offer and sell up to $200,000,000 in the aggregate the securities listed above from time to time in one or more offerings and in one or more classes or series. Certain of our subsidiaries may guarantee the debt securities offered under this prospectus. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. We may also offer securities issuable upon conversion, redemption, repurchase, exercise or exchange of, or the payment of interest or dividends on, securities offered hereunder. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities on a continuous or delayed basis directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the nature of any underwriting or similar agreement. The prospectus supplement will also describe the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering, and the price of the securities being offered. You should read carefully this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risk. Before buying our securities, you should refer to the Risk Factors included in our most recent Annual Report and our other periodic reports, in prospectus supplements and in other information filed by us with the Securities and Exchange Commission (the “SEC”).

Our common stock is listed on the Nasdaq Capital Market under the symbol “WKHS.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated           , 2023.

You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. Unless otherwise specified, references to any free writing prospectus refer to a free writing prospectus that we have authorized to be provided to you in connection with an offering. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front cover of such document, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, or any sale of a security.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless stated otherwise, references in this prospectus to “Workhorse,” “we,” “us,” “our” or “the Company” refer to Workhorse Group Inc., a Nevada corporation, and our subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Be aware that any representations, warranties, covenants or similar provisions contained in agreements filed as an exhibit to documents incorporated by reference herein were made solely for the benefit of the parties to such agreements. In each case, these provisions were specifically negotiated between the parties and, in some cases, are intended chiefly to allocate risk. As such, you should in no case rely on any such provision in deciding whether to invest, as such provisions speak only as of the date given and do not necessarily reflect the current state of our business or financial condition.

The industry and market data contained or incorporated by reference in this prospectus or any prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy or completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus or any prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus or any prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 1, 2023 and is incorporated by reference in this prospectus and contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, which was filed with the SEC on May 15, 2023 and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

ABOUT THE COMPANY

We are an American technology company with a vision to pioneer the transition to zero-emission commercial vehicles. Our primary focus is to provide sustainable and cost-effective solutions to the commercial transportation sector. We design and manufacture all-electric delivery trucks and drone systems, including the technology that optimizes the way these vehicles operate. We are focused on our core competency of bringing our electric delivery vehicle platforms to serve the last mile delivery market. We are a Nevada corporation. Our principal executive offices are located at 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241, and our telephone number is (513) 360-4704.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 1-37673) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our filings are available to the public through the SEC’s website at http://www.sec.gov and in the investors section of our website at www.workhorse.com. The information on our website is not, and should not be deemed to be, part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the information specifically incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 23, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, as filed with the SEC on May 15, 2023;

●	our Current Reports on Form 8-K filed with the SEC on February 2, 2023, April 26, 2023, May 1, 2023, May 5, 2023, June 28, 2023, and July 12, 2023; and

●	the description of our common stock contained in our registration statement on Form 8-A filed on January 5, 2016, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the time that all the securities have been issued as described in this prospectus shall be deemed to be incorporated in this prospectus by reference and deemed to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If requested, we will provide to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following:

Workhorse Group Inc.

Attention: General Counsel

3600 Park 42 Drive, Suite 160E

Sharonville, Ohio 45241

(513) 360-4704

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Report, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of our liquidity and capital resources, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this prospectus or any prospectus supplement. Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our new product portfolio, including the W4 CC, W750, W56 and WNext platforms; our ability to attract and retain customers for our existing and new products; risks associated with obtaining orders and executing upon such orders; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting our company, our customers, our suppliers or the industry; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; our inability to raise additional capital to fund our operations and business plan; our inability to maintain the listing of our securities on the Nasdaq Capital Market; the ability to protect our intellectual property; market acceptance for our products; our ability to control our expenses; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflict in Ukraine) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. You should read this prospectus, any prospectus supplement we provide you, the registration statement of which this prospectus is a part and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

USE OF PROCEEDS

Except as otherwise described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds received by us from the sale of the securities described in this prospectus for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

On July 12, 2023, we filed a Preliminary Proxy Statement on Schedule 14A with the SEC to hold a special meeting of the Stockholders of the Company, at which stockholders will be asked to approve an amendment to our Articles of Incorporation (the “Amended Articles”) to increase the number of authorized shares of our common stock from 250 million to 450 million. For more information, please see the copy of the proposed Amended Articles, included as Exhibit 4.6 to this registration statement, and the Preliminary Proxy Statement on Schedule 14A filed with the SEC on July 12, 2023.

The following summary of certain provisions of our capital stock does not reflect any changes that would be effected if the Amended Articles are approved by stockholders and the appropriate Nevada filings are made. This summary does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation which are incorporated in this prospectus by reference to our Form SB-2 filed with the SEC on February 4, 2008, together with the amendments thereto, and by our bylaws, which are incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on July 12, 2023.

Common Stock

General. We are authorized to issue 250 million shares of common stock, par value $0.001 per share (“common stock”). All outstanding shares of common stock are, and all shares of common stock to be issued upon the exercise of warrants or conversion of any debt securities offered hereby will be, fully-paid and nonassessable.

Dividends. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of any outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders, including the election of directors. Cumulative voting is not permitted in the election of our directors.

Preemptive Rights. Holders of common stock do not have preemptive rights with respect to the issuance and sale by the Company of additional shares of common stock or other equity securities of the Company.

Liquidation Rights. In the event of our liquidation, dissolution, or winding up, our common stockholders will receive ratably any net assets that remain after the payment of all of our debts and other liabilities, subject to the senior rights of any outstanding preferred stock.

Other. Our shares of common stock are not convertible into any other security and do not have any preemptive rights, conversion rights, redemption rights or sinking fund provisions. The rights, preferences and privileges, including voting rights, of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that the board may designate and issue in the future. There are currently no preferred shares outstanding.

Preferred Stock

We are authorized to issue up to 75 million shares of preferred stock, in one or more series with such designations, relative rights, preferences, voting rights, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the board may fix or determine. There are currently no shares of preferred stock outstanding.

There are no restrictions on the repurchase or redemption of preferred stock by the Company in the event of any arrearage in the payment of dividends or sinking fund installments.

The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may discourage bids for shares of our common stock at a premium over the market price of our common stock, may adversely affect the market price of shares of our common stock and may discourage, delay or prevent a change of control.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws and of Nevada Law

Nevada Law

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Removal of Directors. Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Articles of Incorporation and Bylaws

No Cumulative Voting. Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each stockholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority stockholder to elect a director. Our articles of incorporation deny stockholders the right to vote cumulatively.

Authorized But Unissued Shares. Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining stockholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Workhorse by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Limitations on Liability and Indemnification of Officers and Directors

The NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. Our articles of incorporation, as amended, require us, to the fullest extent permitted by the NRS, as the same may be amended and supplemented, to indemnify any and all persons whom we have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, which is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The limitation of liability and indemnification provisions under the NRS and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “WKHS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer, Inc.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock issuable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the date, if any, on and after which the warrants and the related common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants to purchase common stock will not be entitled:

●	to vote, consent or receive dividends;

●	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	to exercise any rights as stockholders of Workhorse.

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock if any.

As of December 31, 2022, we had approximately 1.0 million warrants outstanding.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may issue debt securities from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement. The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities” and together with Senior Debt Securities, “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under an indenture (an “Indenture”) between us and the trustee party thereto (the “Trustee”). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed a form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of Debt Securities containing the terms of the Debt Securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

To the extent any of the Debt Securities will be guaranteed by one or more of our subsidiaries (the “Subsidiary Guarantors”), the Subsidiary Guarantors guaranteeing such Debt Securities will enter into a supplemental Indenture to the applicable Indenture with us and the Trustee. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

Unless otherwise stated, the Debt Securities will be our direct, unsecured obligations. Unless the Debt Securities are guaranteed by our subsidiaries, the rights of Workhorse and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiaries’ creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

General

The Indenture does not limit the amount of Debt Securities that we may issue. It provides that we may issue Debt Securities up to the principal amount that we may authorize and that the Debt Securities may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the Indenture, the terms of the Indenture do not contain any covenants or other provisions designed to give holders of any Debt Securities protection against changes in our operations, financial condition or transactions involving us. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

●	title and aggregate principal amount;

●	whether the securities are subject to subordination and applicable subordination provisions, if any;

●	conversion or exchange into any securities or property;

●	percentage or percentages of principal amount at which such securities will be issued;

●	issuance date;

●	maturity date(s);

●	interest rate(s) or the method for determining the interest rate(s);

●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	whether interest will be payable in cash or in additional Debt Securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the Debt Securities were originally issued at a discount);

●	redemption or early repayment provisions;

●	authorized denominations;

●	form;

●	amount of discount or premium, if any, with which such securities will be issued;

●	whether such securities will be issued in whole or in part in the form of one or more global securities;

●	identity of the depositary(ies) for global securities;

●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any provisions relating to any collateral or security provided for such Debt Securities;

●	any covenants applicable to the particular Debt Securities being issued;

●	any defaults and events of default applicable to the particular Debt Securities being issued;

●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

●	securities exchange(s) on which the securities will be listed, if any;

●	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance of securities of the series;

●	provisions relating to satisfaction and discharge of the Indenture;

●	provisions relating to the modification of the Indenture both with and without the consent of holders of Debt Securities issued under the Indenture;

●	provisions, if any, granting special rights upon the occurrence of specified events;

●	whether the Debt Securities will be guaranteed by any of our subsidiaries and, if so, the names of the Subsidiary Guarantors;

●	any restriction of transferability of the series; and

●	additional terms not inconsistent with the provisions of the applicable Indenture.

Debt Securities, including any Debt Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

The terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of holders, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by holders of such series of Debt Securities would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, the Indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the Indenture or the Debt Securities, as applicable.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, the following are events of default under the Indenture with respect to any series of Debt Securities that we may issue:

●	if we fail to pay any installment of interest on any series of Debt Securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of Debt Securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such Debt Securities in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the Debt Securities or the Indenture, other than a covenant specifically relating to another series of Debt Securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to Debt Securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series, by notice to us in writing, and to the Trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of Debt Securities then outstanding shall be due and payable without any notice or other action on the part of the Trustee or any holder.

The holders of a majority in principal amount of the outstanding Debt Securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the Indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the Indenture, if an event of default under an Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of Debt Securities, unless such holders have offered the Trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and

●	subject to its duties under the Trust Indenture Act, the Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the Debt Securities of any series will have the right to institute a proceeding under the Indenture or to appoint a receiver or Trustee, or to seek other remedies only if:

●	the holder has given written notice to the Trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request;

●	such holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the Trustee in compliance with the request; and

●	the Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on, the Debt Securities.

We will periodically file statements with the Trustee regarding our compliance with specified covenants in the Indenture.

Modification of Indenture; Waiver

We and the Trustee may change an Indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the Indenture or in the Debt Securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities and Guarantees—Consolidation, Merger or Sale;”

●	to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of Debt Securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the Indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of Debt Securities, as set forth in the Indenture;

●	to make any change that does not adversely affect the interests of any holder of Debt Securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the Debt Securities of any series as provided above under “Description of Debt Securities and Guarantees—General” to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities, or to add to the rights of the holders of any series of Debt Securities;

●	to evidence and provide for the acceptance of appointment under any Indenture by a successor Trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any Indenture under the Trust Indenture Act.

In addition, under the Indenture, the rights of holders of a series of Debt Securities may be changed by us and the Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, we and the Trustee may make the following changes only with the consent of each holder of any outstanding Debt Securities affected:

●	extending the fixed maturity of any Debt Securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any Debt Securities; or

●	reducing the percentage of Debt Securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The Indenture provides that we can elect to be discharged from our obligations with respect to one or more series of Debt Securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of Debt Securities of the series;

●	replace stolen, lost or mutilated Debt Securities of the series;

●	pay principal of and premium and interest on any Debt Securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the Trustee;

●	compensate and indemnify the Trustee; and

●	appoint any successor Trustee.

In order to exercise our rights to be discharged, we must deposit with the Trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the Debt Securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indenture provides that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the Debt Securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any Debt Securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If we elect to redeem the Debt Securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any Debt Securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.

Information Concerning the Trustee

The Trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers given it by the Indenture at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any Debt Securities on any interest payment date to the person in whose name the Debt Securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the Debt Securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the Trustee as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money we pay to a paying agent or the Trustee for the payment of the principal of or any premium or interest on any Debt Securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Guarantees of Debt Securities

If specified in the prospectus supplement, one or more Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantee of the Subsidiary Guarantors with respect to that series of Debt Securities.

Subject to the limitations described below and in the applicable prospectus supplement, the applicable Subsidiary Guarantors will, jointly and severally, fully, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and additional amounts, if any, on the Debt Securities and all of our other monetary obligations under the Indenture. The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s guarantee will be subordinated in right of payment to the senior debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our senior debt. No payment will be made by any Subsidiary Guarantor under its guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Indenture.

Each Subsidiary Guarantor that makes a payment under its guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment.

If a guarantee by a Subsidiary Guarantor were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its guarantee could be reduced to zero.

The guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of our Debt Securities, and no further action by us, any Subsidiary Guarantor or the Trustee shall be required for such release (unless we shall notify the Trustee in writing that no release and discharge shall occur as a result thereof) upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries, as permitted by the applicable Indenture.

Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The Indenture and the Debt Securities (including any guarantees) will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	“at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	a combination of any of these methods.

There is currently no market for any of the securities, other than the shares of common stock listed on the Nasdaq Capital Market. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans to list the Debt Securities on any securities exchange or any automated quotation system; any such listing with respect to any particular Debt Securities will be described in the applicable prospectus supplement.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them or their controlling persons against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of and the respective amounts underwritten by any underwriters, dealers or agents, nature of the underwriters’ obligation to purchase the securities, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The nature and amount of discounts and commissions to underwriters for each security and in total will be provided in tabular format.

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

LEGAL MATTERS

Our legal counsel, Taft Stettinius& Hollister LLP, Cincinnati, Ohio, and Parsons Behle & Latimer, with respect to Nevada law, will pass upon certain legal matters in connection with certain of the offered securities. Any agents, underwriters or dealers will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Workhorse Group Inc.

$3,500,000 Principal Amount of Senior Secured Convertible Notes Due 2026

The date of this prospectus supplement is January 27, 2025